UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Atlantic Coastal Acquisition Corp. II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ATLANTIC COASTAL ACQUISITION CORP. II

6 St Johns Lane, Floor 5

New York, NY 10013

SUPPLEMENT TO PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held September 16, 2024

Explanatory Note

On September 4, 2024, Atlantic Coastal Acquisition Corp. II, which we refer to as “we,” “us,” “our,” “ACAB” or the “Company,” filed a definitive proxy statement, which, as supplemented, we refer to as the “Proxy Statement,” for a special meeting, which we refer to as the “Special Meeting,” of stockholders of the Company to be held at 4:30 p.m. Eastern Time on September 16, 2024. This supplement, which we refer to as this “Supplement,” to the Proxy Statement supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement and any other additional proxy materials we have filed.

The purpose of this Supplement is to inform shareholders that the meeting was adjourned and will be reconvened on September 19, 2024 at 4:30 p.m. Eastern Time.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.

Important Information

There are no changes to the proposals to be acted upon at the Special Meeting, which are described in the Proxy Statement, or the proxy card you previously received. Except as amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

This Supplement and the Proxy Statement are available on the SEC’s website at www.sec.gov.

Whether or not you intend to be present at the Special Meeting of Stockholders, we urge you to vote or submit your proxy promptly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2024	By Order of the Board of Directors

/s/ Shahraab Ahmad
Shahraab Ahmad
Chairman and Chief Executive Officer

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